Exhibit 99.1
Darden Restaurants Reports Fiscal 2019 Fourth Quarter and Full Year Results;
Increases Quarterly Dividend 17% to $0.88;
And Provides Fiscal 2020 Outlook

ORLANDO, Fla., June 20, 2019 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 26, 2019.

Fourth Quarter 2019 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 4.5% to $2.23 billion driven by the addition of 39 net new restaurants and a blended same-restaurant sales increase of 1.6%

•	Blended same-restaurant sales by brand:

+2.4% for Olive Garden	-3.2% for Cheddar's Scratch Kitchen
+3.3% for LongHorn Steakhouse	-1.4% for Yard House
+2.9% for The Capital Grille	-2.1% for Seasons 52
+2.0% for Eddie V’s	-1.9% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 19.3% to $1.67

•	Adjusted diluted net earnings per share from continuing operations increased 26.6% to $1.76* after excluding approximately $0.09 of a non-cash charge related to restaurant asset impairments

•	The Company repurchased approximately $42 million of its outstanding common stock
* See the "Non-GAAP Information" below for more details

“I'm pleased with the results we achieved during the fourth quarter, which wrapped up another strong year of sales and profit growth for Darden," said CEO Gene Lee.  "Our results for the full year further strengthened our competitive position as we continued to grow market share and delivered competitively superior returns.”

Fiscal 2019 Financial Highlights Versus Fiscal 2018

•	Total sales increased 5.3% to $8.51 billion driven by the addition of 39 net new restaurants and a blended same-restaurant sales increase of 2.5%

•	Blended same-restaurant sales by brand:

+3.9% for Olive Garden	-3.4% for Cheddar's Scratch Kitchen
+3.3% for LongHorn Steakhouse	-1.2% for Yard House
+3.7% for The Capital Grille	-1.5% for Seasons 52
+2.8% for Eddie V’s	-1.0% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 19.6% to $5.73

•
Adjusted diluted net earnings per share from continuing operations increased 21.0% to $5.82* after excluding approximately $0.09 of a non-cash charge related to fiscal 2019 fourth quarter restaurant asset impairments

•	The Company repurchased approximately $208 million of its outstanding common stock
* See the "Non-GAAP Information" below for more details

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q4 Sales			Q4 Segment Profit
($ in millions)	2019	2018	% Change	2019	2018	% Change
Consolidated Darden	$2,229.1	$2,134.1	4.5%
Olive Garden	$1,107.0	$1,067.9	3.7%	$234.3	$226.3	3.5%
LongHorn Steakhouse	$484.4	$458.2	5.7%	$91.8	$87.1	5.4%
Fine Dining	$154.6	$147.3	5.0%	$33.1	$30.4	8.9%
Other Business	$483.1	$460.7	4.9%	$76.2	$72.5	5.1%

	Annual Sales			Annual Segment Profit
($ in millions)	2019	2018	% Change	2019	2018	% Change
Consolidated Darden	$8,510.4	$8,080.1	5.3%
Olive Garden	$4,287.3	$4,082.5	5.0%	$884.0	$819.7	7.8%
LongHorn Steakhouse	$1,810.6	$1,703.2	6.3%	$324.3	$301.1	7.7%
Fine Dining	$605.9	$574.4	5.5%	$127.6	$117.0	9.1%
Other Business	$1,806.6	$1,720.0	5.0%	$257.8	$255.3	1.0%

U.S. Same-Restaurant Sales Results

	Q4		Fiscal 2019
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	2.4%	3.3%	3.9%	3.3%
Same-Restaurant Traffic	(0.4)%	0.3%	0.1%	0.1%
Pricing	1.6%	1.8%	1.8%	1.7%
Menu-mix	1.2%	1.2%	2.0%	1.5%

Quarterly Dividend Increase
On June 19, 2019, the Board of Directors increased the quarterly dividend 17% to $0.88 per common share. The quarterly dividend is payable on August 1, 2019 to shareholders of record on July 10, 2019.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.4 million shares of its common stock for a total cost of approximately $42 million. For fiscal 2019, the Company repurchased approximately 1.9 million shares of its common stock for a total cost of approximately $208 million. As of the end of fiscal 2019, the Company had approximately $304 million remaining under the current $500 million repurchase authorization.

“We generated $1.3 billion in operating cash flow in fiscal 2019, which was sufficient to invest in growth, return capital to our shareholders, and strengthen our balance sheet,” said CFO Rick Cardenas.  “We returned $578 million to shareholders in the form of dividends and share repurchases this year.  The strength and durability of our cash flows is evident in the fact that, over the past four years, we’ve generated $4 billion in operating cash flow and returned more than $2 billion to investors.”

Fiscal 2020 Financial Outlook
Fiscal 2020 is a 53-week fiscal year. This outlook includes the impact of the additional week.

•	Total sales growth of 5.3% to 6.3%, including approximately 2% growth related to the 53rd week

•	Same-restaurant sales growth of 1% to 2%

•	Approximately 50 gross and 44 net new restaurant openings

•	Total capital spending of $450 to $500 million

•	Total inflation of approximately 2.5%

•	Effective tax rate of 10% to 11%

•	Diluted net earnings per share from continuing operations of $6.30 to $6.45 including:

◦	Approximately $0.15 related to the addition of the 53rd week

◦	Approximately -$0.05 related to the implementation of ASC-842 Lease Accounting

•	Approximately 124 million weighted average diluted shares outstanding

Annual Meeting of Shareholders
The Company’s Annual Meeting of Shareholders will be held on September 18, 2019 in Orlando, FL. The record date for shareholders to vote in the Annual Meeting is July 24, 2019.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 20 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/30658 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-396-9924 and enter passcode 3047110. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 185,000 team members in more than 1,700 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members or monitor and proactively respond to employee dissatisfaction, a failure to develop and recruit effective leaders, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q4 Reported to Adjusted Earnings Reconciliation
	Q4 2019				Q4 2018
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$217.9	$9.2	$208.7	$1.67	$216.8	$41.4	$175.4	$1.40
% Change vs Prior Year				19.3%
Adjustments:
Asset Impairments[1]	14.6	3.6	11.0	0.09	—	—	—	—
Net benefit of deferred tax revaluation	—	—	—	—	—	2.0	(2.0)	(0.02)
Cheddar's integration expenses	—	—	—	—	2.1	1.3	0.8	0.01
Adjusted Earnings from Continuing Operations	$232.5	$12.8	$219.7	$1.76	$218.9	$44.7	$174.2	$1.39
% Change vs Prior Year				26.6%

Annual Reported to Adjusted Earnings Reconciliation
	2019				2018
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$782.3	$63.7	$718.6	$5.73	$605.7	$1.9	$603.8	$4.79
% Change vs Prior Year				19.6%
Adjustments:
Asset Impairments[1]	14.6	3.6	11.0	0.09	—	—	—	—
Debt retirement costs	—	—	—	—	102.2	33.6	68.6	0.54
Net benefit of deferred tax revaluation	—	—	—	—	—	79.3	(79.3)	(0.62)
Cheddar's integration expenses	—	—	—	—	19.4	6.3	13.1	0.10
Adjusted Earnings from Continuing Operations	$796.9	$67.3	$729.6	$5.82	$727.3	$121.1	$606.2	$4.81
% Change vs Prior Year				21.0%
1Fiscal 2019 fourth quarter non-cash asset impairment charges relate to four underperforming restaurants whose projected cash flows are not sufficient to cover their respective carrying values. These are relatively newer locations we intend to continue to operate and focus on improving their results of operations.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/26/19	5/27/18
Olive Garden[1]	866	856
LongHorn Steakhouse	514	504
Cheddar's Scratch Kitchen	161	156
Yard House	79	72
The Capital Grille[2]	58	58
Bahama Breeze	42	39
Seasons 52	44	42
Eddie V's	21	19
Darden Continuing Operations	1,785	1,746
[1]Includes six locations in Canada.
[2]Includes one The Capital Burger restaurant.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/26/2019	5/27/2018	5/26/2019	5/27/2018
Sales	$2,229.1	$2,134.1	$8,510.4	$8,080.1
Costs and expenses:
Food and beverage	627.9	601.7	2,412.5	2,303.1
Restaurant labor	718.0	684.9	2,771.1	2,614.5
Restaurant expenses	379.4	361.9	1,477.8	1,417.1
Marketing expenses	68.4	69.3	255.3	252.3
General and administrative expenses	103.1	102.8	405.5	409.8
Depreciation and amortization	87.9	79.0	336.7	313.1
Impairments and disposal of assets, net	14.6	4.5	19.0	3.4
Total operating costs and expenses	$1,999.3	$1,904.1	$7,677.9	$7,313.3
Operating income	229.8	230.0	832.5	766.8
Interest, net	11.9	13.2	50.2	161.1
Earnings before income taxes	217.9	216.8	782.3	605.7
Income taxes	9.2	41.4	63.7	1.9
Earnings from continuing operations	$208.7	$175.4	$718.6	$603.8
Losses from discontinued operations, net of tax benefit of $0.5, $0.8, $1.8 and $4.8, respectively	(0.7)	(0.9)	(5.2)	(7.8)
Net earnings	$208.0	$174.5	$713.4	$596.0
Basic net earnings per share:
Earnings from continuing operations	$1.70	$1.42	$5.82	$4.87
Losses from discontinued operations	(0.01)	(0.01)	(0.04)	(0.06)
Net earnings	$1.69	$1.41	$5.78	$4.81
Diluted net earnings per share:
Earnings from continuing operations	$1.67	$1.40	$5.73	$4.79
Losses from discontinued operations	—	(0.01)	(0.04)	(0.06)
Net earnings	$1.67	$1.39	$5.69	$4.73
Average number of common shares outstanding:
Basic	123.1	123.6	123.5	124.0
Diluted	124.9	125.5	125.4	126.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/26/2019	5/27/2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$457.3	$146.9
Receivables, net	88.3	83.7
Inventories	207.3	205.3
Prepaid income taxes	41.6	15.9
Prepaid expenses and other current assets	98.1	89.9
Assets held for sale	—	11.9
Total current assets	$892.6	$553.6
Land, buildings and equipment, net	2,552.6	2,429.8
Goodwill	1,183.7	1,183.7
Trademarks	950.8	950.8
Other assets	313.1	351.7
Total assets	$5,892.8	$5,469.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332.6	$277.0
Accrued payroll	175.3	177.5
Accrued income taxes	11.6	—
Other accrued taxes	54.2	56.6
Unearned revenues	428.5	415.8
Other current liabilities	471.9	457.6
Total current liabilities	$1,474.1	$1,384.5
Long-term debt, less current portion	927.7	926.5
Deferred income taxes	156.9	114.0
Deferred rent	354.4	318.0
Other liabilities	587.1	531.8
Total liabilities	$3,500.2	$3,274.8
Stockholders’ equity:
Common stock and surplus	$1,685.0	$1,631.9
Retained earnings	806.6	657.6
Treasury stock	—	(7.8)
Accumulated other comprehensive income (loss)	(98.2)	(85.2)
Unearned compensation	(0.8)	(1.7)
Total stockholders’ equity	$2,392.6	$2,194.8
Total liabilities and stockholders’ equity	$5,892.8	$5,469.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/26/2019	5/27/2018
Cash flows—operating activities
Net earnings	$713.4	$596.0
Losses from discontinued operations, net of tax	5.2	7.8
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	336.7	313.1
Stock-based compensation expense	59.8	42.8
Loss on extinguishment of debt	—	102.2
Change in current assets and liabilities and other, net	154.7	(42.1)
Net cash provided by operating activities of continuing operations	$1,269.8	$1,019.8
Cash flows—investing activities
Purchases of land, buildings and equipment	(452.0)	(396.0)
Proceeds from disposal of land, buildings and equipment	13.2	3.3
Cash used in business acquisitions, net of cash acquired	—	(40.4)
Purchases of capitalized software and changes in other assets, net	(23.8)	(18.0)
Net cash used in investing activities of continuing operations	$(462.6)	$(451.1)
Cash flows—financing activities
Proceeds from issuance of common stock	59.3	37.8
Dividends paid	(370.8)	(313.5)
Repurchases of common stock	(207.5)	(234.8)
Repayment of long-term debt	—	(408.2)
Proceeds from issuance of long-term debt	—	300.0
Principal payments on capital and financing leases	(6.2)	(5.4)
Proceeds from financing lease obligation	38.7	—
Other, net	0.1	(12.5)
Net cash used in financing activities of continuing operations	$(486.4)	$(636.6)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(10.4)	(18.5)
Net cash provided by investing activities of discontinued operations	—	0.2
Net cash used in discontinued operations	$(10.4)	$(18.3)

Increase (decrease) in cash and cash equivalents	310.4	(86.2)
Cash and cash equivalents - beginning of period	146.9	233.1
Cash and cash equivalents - end of period	$457.3	$146.9